AMENDMENT TO EMPLOYMENT AGREEMENT (dated 5/3/94)
                     Effective June 26, 1995




     This shall serve as an Amendment to Ronald H. Deferrari's
Employment Agreement dated May 3, 1994. This document is hereby amended to reflect the following change to section 5.2 of the COMPENSATION section.


5.   COMPENSATION

     5.2 an annual bonus based on 3% of fiscal year net earnings not to exceed $100,000, to be paid on a quarterly basis and reconciled at year end.


     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                              FOR PLASMA-THERM, INC.



                              /s/ Ronald H. Deferrari
                              Ronald H. Deferrari,
                              Chairman of the Board



                              /s/ A.S. Gianoplus
                              A.S. Gianoplus, Director

EMPLOYEE



/s/ Ronald H. Deferrari
Ronald H. Deferrari